UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2014

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 8, 2014, we filed with the British Columbia Registrar of Companies a Form 11, Notice of Alteration, wherein we have removed our Pre-Existing Company Provisions.

The removal of the Pre-Existing Company Provisions was approved as a special resolution by our stockholders at a special meeting held on September 26, 2014.

As approved by our stockholders at the special meeting, we cancelled our Articles and adopted a new form of Articles which came into effect on October 8, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 26, 2014, our company held a special meeting of stockholders to approve the removal of our company's Pre-Existing Company Provisions, the cancellation of our current Articles and the adoption of new articles and to approve a reverse stock split on the basis of up to 1:100.

The following were passed as special resolutions at our meeting:

1.	To remove our company's Pre-Existing Company Provisions (For – 41,383,999 / Against - 29,900 / Abstain – Nil)

2.	To approve the cancellation of our company's current Articles and adopt new Articles (For – 41,383,999 / Against - 29,900 / Abstain – Nil)

3.

That the directors, in their sole discretion, be authorized to consolidate our company's issued and outstanding shares on the basis of up to 1:100 (For – 41,310,235 / Against - 1,665,597 / Abstain – Nil)

Item 9.01 Financial Statements and Exhibits

3.1	Form 11, Notice of Alteration

3.2	Articles

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

Date: October 9, 2014	By	/s/ Ahmad Doroudian
Dr. Ahmad Doroudian
President, Chief Executive Officer and Secretary